UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

INOZYME PHARMA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39397	38-4024528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Summer Street, Suite 400
Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 330-4340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INZY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 16, 2025, Inozyme Pharma, Inc., a Delaware corporation (the “Company”), BioMarin Pharmaceutical, Inc., a Delaware corporation (“Parent”), and Incline Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, entered into an Agreement and Plan of Merger (the “Merger Agreement”).

On May 30, 2025, in connection with the signing of the Merger Agreement, the compensation committee of the Board of Directors of the Company approved the grant of transaction bonuses to certain key employees including the following executive officers: Mr. Sanjay Subramanian, the Company’s Chief Financial Officer and Head of Business Development, and Dr. Matthew Winton, the Company’s Senior Vice President and Chief Operating Officer. The Company entered into transaction bonus agreements with each of Mr. Subramanian and Dr. Winton (collectively, the “Transaction Bonus Agreements”) pursuant to which Mr. Subramanian and Dr. Winton will each be entitled to receive a cash bonus in the amount of $350,000 and $320,000, respectively, following the closing of the transactions contemplated by the Merger Agreement (the “Closing Date”). Payment of the transaction bonuses will be subject to the applicable executive’s continued employment with the Company through the Closing Date, and will be paid within thirty (30) days following the Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOZYME PHARMA, INC.

Date: June 2, 2025	By:	/s/ Douglas Treco
	Name:	Douglas Treco
	Title:	Chief Executive Officer